UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 27, 2025 (March 24, 2025)
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Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7812 Palm Parkway	Orlando,	FL	32836
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On March 24, 2025, Marriott Vacations Worldwide Corporation (“MVW”), Marriott Ownership Resorts, Inc. (“MORI”) and certain other of MVW’s subsidiaries entered into an Incremental Facility Amendment and Amendment No. 4 (the “2025 Amendment”) to the Credit Agreement, dated of August 31, 2018, among MVW, MORI, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto (the “Credit Agreement”). The 2025 Amendment, among other things, provides for (i) a new $800 million senior secured revolving facility scheduled to mature on March 24, 2030 (the “New Revolving Facility”) that replaced in full the existing $750 million revolving credit facility under the Credit Agreement, which was scheduled to mature on March 31, 2027, and (ii) a new $450 million delayed-draw term loan A facility, which is available solely to finance the redemption or repurchase of MVW's 0.00% Convertible Senior Notes due January 15, 2026 and which is scheduled to mature on December 31, 2027 (the “New Delayed-Draw Term Loan Facility”; together with the New Revolving Facility, the “New Facilities”). Under certain circumstances, amounts funded under the New Delayed-Draw Term Loan Facility will be required to be prepaid using the net proceeds of subsequent debt issuances or term loan borrowings. Borrowings under the New Facilities bear interest at a per annum rate equal to the secured overnight financing rate (“SOFR”) (or in the case of revolving borrowings in other currencies, the applicable interest benchmark for such currency) plus a margin ranging from 1.50% to 2.00%, depending on MVW's first lien leverage ratio (and with a customary ability to borrow U.S. dollar loans bearing interest at a "base rate" instead of SOFR). MORI is required to pay fees on the undrawn amounts of the commitments under the New Facilities from time to time at a rate ranging from 0.20% to 0.25% per annum depending on MVW’s first lien leverage ratio. The 2025 Amendment also includes other updates and modifications to Credit Agreement provision, including an increase in the maximum first lien leverage ratio financial covenant level from 3.00:1.00 to 3.50:1.00 (which maximum, at MVW’s election, is subject to a temporary 0.50:1.00 increase following certain material acquisitions), the addition of a covenant requiring maintenance of a minimum interest coverage ratio of 2.00:1.00, and the modification of certain covenant restrictions to provide increased flexibility to MVW and its subsidiaries.
The foregoing summary of the 2025 Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the 2025 Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01     Financial Statements and Exhibits.
(d) The following exhibits are being furnished herewith:

Exhibit Number	Description
10.1
Incremental Facility Amendment and Amendment No. 4, dated as of March 24, 2025, by and among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., as borrower, the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Dated:	March 27, 2025	By:	/s/ Jason P. Marino
		Name:	Jason P. Marino
		Title:	Executive Vice President and Chief Financial Officer
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